UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 25, 2017

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         The Annual Meeting of Stockholders (the “Annual Meeting”) of Legg Mason, Inc. (“Legg Mason”) was held on July 25, 2017.  At the Annual Meeting, Legg Mason’s stockholders approved the Legg Mason, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The effective date of the 2017 Plan is August 1, 2017. Any officer of Legg Mason or one of its subsidiaries and any other employee of Legg Mason or one of its subsidiaries who is designated by the Compensation Committee of the Board of Directors (or by management, if authority is delegated by the Compensation Committee as permitted by the 2017 Plan) is eligible to participate in the 2017 Plan, including Legg Mason’s principal executive officer, principal financial officer and other named executive officers. A total of 6,500,000 shares of Legg Mason’s common stock, plus shares of common stock remaining available for issuance under the Legg Mason, Inc. 1996 Equity Incentive Plan (the “1996 Plan”) as of August 1, 2017, are reserved and available for issuance pursuant to awards granted under the 2017 Plan. As of the date of the Annual Meeting, 1,764,895 shares remained available for issuance under the 1996 Plan.  That number could increase in the event of forfeitures resulting from an employee’s termination between July 25, 2017 and July 31, 2017.  A description of the material terms of the 2017 Plan was included in Legg Mason’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on June 14, 2017, which description is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Legg Mason’s Annual Meeting was held on July 25, 2017. The tabulation of votes for each proposal submitted to Legg Mason’s shareholders at the Annual Meeting was as follows:

Proposal 1: Election of Directors.

In the election of directors, the 10 director nominees were elected with the following votes:

Director	For	Withhold	Non-Votes
Robert E. Angelica	76,317,065	3,785,064	9,069,774
Tianqiao Chen	79,155,174	946,954	9,069,774
Robert Chiu	79,159,399	942,729	9,069,774
Carol Anthony Davidson	78,788,127	1,314,001	9,069,774
Barry W. Huff	79,055,216	1,046,912	9,069,774
John V. Murphy	56,811,055	23,291,073	9,069,774
W. Allen Reed	57,336,085	22,766,044	9,069,774
Margaret Richardson	79,441,020	661,109	9,069,774
Kurt L.Schmoke	57,055,728	23,046,401	9,069,774
Joseph A. Sullivan	75,001,189	5,100,940	9,069,774

Proposal 2: Approval of the Legg Mason, Inc. 2017 Equity Incentive Plan.

The stockholders voted in favor of approval of the Legg Mason, Inc. 2017 Equity Incentive Plan as follows:

For	50,371,373
Against	29,641,704
Abstain	89,051
Non- Vote	9,069,774

Proposal 3: Approval of Amendment of the Legg Mason, Inc. Employee Stock Purchase Plan.

The stockholders voted in favor of an amendment to approve the Legg Mason, Inc. Employee Stock Purchase Plan as follows:

For	79,684,733
Against	273,016
Abstain	144,379
Non- Vote	9,069,774

Proposal 4: Advisory Vote to Approve the Compensation of Legg Mason’s Named Executive Officers.

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

For	74,662,845
Against	5,263,102
Abstain	176,181
Non- Vote	9,069,774

Proposal 5: Advisory Vote on the Frequency with which to Hold an Advisory Vote on the Compensation of Legg Mason’s Named Executive Officers.

The stockholders recommended, on a non-binding advisory basis, that the Company conduct annual stockholder advisory votes on the compensation of the Company’s named executive officers as follows:

1 Year	71,062,866
2 Year	78,119
3 Year	8,814,535
Abstain	146,609
Non-Vote	9,069,774

Based on the voting results of the Annual Meeting, and the Board of Directors’ consideration of the appropriate voting frequency for the Company, the Board of Directors of the Company has decided that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials each year until the next advisory vote on the frequency of shareholder votes on executive compensation.

Proposal 6: Ratification of the Appointment of Legg Mason’s Independent Registered Accounting Firm.

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018 as follows:

For	85,458,664
Against	3,657,610
Abstain	55,628
Non- Vote	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 28, 2017	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel